INVESTMENT GRADE MUNICIPAL INCOME FUND INC.


Report of Independent Auditors


To the Board of Directors and Shareholders of Investment Grade Municipal Income Fund Inc.

We have audited the accompanying statement of assets and liabilities of Investment Grade Municipal Income Fund Inc. (the "Fund"), including the portfolio of investments as of September 30, 2001, and the related statements of operations, changes in net assets and cash flows and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended September 30, 2000 and the financial highlights for each of the four years in the period ended September 30, 2000, were audited by other auditors whose report dated
November 22, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned at September 30, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 financial statements and financial highlights referred to above, present fairly, in all material respects, the financial position of Investment Grade Municipal Income Fund Inc. at September 30, 2001, and the results of its operations and its cash flows, the changes in its net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States.


New York, New York
November 8, 2001